Exhibit 10.2.3

[EXECUTION COPY]

THIRD AMENDMENT TO CREDIT AGREEMENT

This THIRD AMENDMENT TO CREDIT AGREEMENT, dated as of December 12, 2008 (this “Amendment”), among (i) WHITE MOUNTAINS INSURANCE GROUP, LTD., a company existing under the laws of Bermuda (the “Borrower”), (ii) the undersigned Lenders, and (iii) BANK OF AMERICA, N.A., as administrative agent for the Lenders (in such capacity, the “Administrative Agent”), amends certain provisions of the Credit Agreement, dated as of June 19, 2007 (as amended, the “Credit Agreement”), among the Borrower, the Lenders, Bank of America, N.A., as Administrative Agent, Swing Line Lender and the Issuing Lender, and Lehman Brothers Inc., as Syndication Agent.  Capitalized terms used herein without definition shall have the meanings assigned to such terms in the Credit Agreement.

RECITALS

WHEREAS, the Borrower has requested that the undersigned Lenders and the Administrative Agent agree to amend certain of the terms and provisions of the Credit Agreement, as specifically set forth in this Amendment; and

WHEREAS, the undersigned Lenders and the Administrative Agent are prepared to amend the Credit Agreement on the terms, subject to the conditions and in reliance on the representations set forth herein;

NOW THEREFORE, in consideration of the mutual agreements contained in the Credit Agreement and herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

Section 1.                                          Amendment to Credit Agreement.

(a)                                  Amendments to Section 1.1 (Defined Terms).  Section 1.1 of the Credit Agreement is hereby amended by restating the following definitions contained in such Section in their entirety as follows:

“Applicable Margin” means the applicable percentage per annum set forth below corresponding to the Total Consolidated Debt to Total Consolidated Capitalization Ratio as of the most recent fiscal quarter of the Borrower for which a Compliance Certificate has been or is required to have been delivered pursuant to Section 6.2(b):

Pricing Level	Total Consolidated Debt to Total Consolidated Capitalization Ratio	Applicable Margin for Eurodollar Loans	Applicable Margin for Base Rate Loans
I	< 10.0%	1.320%	0.320%
II	> 10.0% < 15.0%	1.550%	0.550%

III	> 15.0% < 22.5%	1.775%	0.775%
IV	> 22.5% < 30.0%	2.075%	1.075%
V	> 30.0%	2.600%	1.600%

The Applicable Margin in effect from the Third Amendment Effective Date through the first Business Day immediately following the date the first Compliance Certificate is delivered to the Administrative Agent pursuant to Section 6.2(b), shall be the Applicable Margin set forth in pricing level III.  Any increase or decrease in the Applicable Margin resulting from a change in the Total Consolidated Debt to Total Consolidated Capitalization Ratio, as set forth on a Compliance Certificate delivered pursuant to Section 6.2(b), shall become effective as of the first Business Day immediately following delivery of such Compliance Certificate; provided, however, that if a Compliance Certificate is not delivered when due in accordance with Section 6.2(b), then the level V Applicable Margin shall apply as of the first Business Day after the date on which such Compliance Certificate was required to have been delivered until the first Business Day after the date on which such Compliance Certificate is delivered.

“Base Rate” means, for any day, a fluctuating rate per annum equal to the highest of (a) the Federal Funds Rate plus 1/2 of 1%, (b) the rate of interest in effect for such day as publicly announced from time to time by Bank of America, N.A. as its “prime rate,” and (c) the Eurodollar Rate for a one-month Interest Period in effect for such day (or if such day is not a Business Day, the immediately preceding Business Day) plus 1%.  The “prime rate” is a rate set by Bank of America, N.A. based upon various factors including Bank of America, N.A.’s costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such announced rate.  Any change in the Base Rate due to a change in any of the foregoing shall take effect at the opening of business on the day specified in the public announcement of such change.

“Consolidated Net Income” means, (a) for any period ending on or before December 31, 2007, the consolidated net income (or loss) of the Borrower and its consolidated Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP; provided, however, that in calculating Consolidated Net Income for any period ending on or before December 31, 2007, there shall be excluded for purposes of the calculation of Consolidated Net Income (x) the income (or deficit) of any Person accrued prior to the date it becomes a Subsidiary of the Borrower or is merged into or consolidated with the Borrower or any of its Subsidiaries and (y) any effects resulting from the application of FIN 46R, and (b) for any period ending after December 31, 2007, the consolidated net income (or loss) of the Borrower and its consolidated Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP; provided, however, that in calculating Consolidated Net Income for any period ending after December 31, 2007, there shall be excluded for purposes of the calculation of Consolidated Net Income (x) the income (or deficit) of any Person accrued prior to the date it becomes a Subsidiary of the Borrower or is merged into or consolidated with the Borrower or any of its Subsidiaries, (y) any effects resulting from the application of FIN

46R, and (z) the net unrealized investment gain (or loss), less applicable related income tax provisions (or plus applicable related income tax benefits), included in the consolidated net income (or loss) of the Borrower.

“Consolidated Net Worth” means, (a) as at any date occurring on or before December 31, 2007, the sum of all amounts that would, in conformity with GAAP be included on a consolidated balance sheet of the Borrower and its consolidated Subsidiaries under stockholders’ equity at such date, plus minority interests in Subsidiaries, as determined in accordance with GAAP; provided, however, that in calculating Consolidated Net Worth as at any date occurring on or before December 31, 2007, there shall be excluded for purposes of the calculation of Consolidated Net Worth any effects resulting from (x) SFAS 115 or (y) the application of FIN 46R, and (b) as at any date occurring after December 31, 2007, the sum of all amounts that would, in conformity with GAAP be included on a consolidated balance sheet of the Borrower and its consolidated Subsidiaries under the stockholders’ equity at such date, plus minority interest in Subsidiaries, as determined in accordance with GAAP; provided, however, that in calculating Consolidated Net Worth as of any date occurring after December 31, 2007, there shall be excluded for purposes of the calculation of Consolidated Net Worth any effects resulting from (x) the accumulated net unrealized gain on investments as of December 31, 2007, (y) the net unrealized investment gain (or loss), less the net unrealized foreign exchange gains (or losses) on investments, less applicable related income tax provisions (or plus applicable related income tax benefits), included in the consolidated net income (or loss) of the Borrower and (z) equity in unrealized losses from investments in unconsolidated affiliates.

“Facility Fee Rate” means the applicable percentage per annum set forth below corresponding to the Total Consolidated Debt to Total Consolidated Capitalization Ratio as of the most recent fiscal quarter of the Borrower for which a Compliance Certificate has been or is required to have been delivered pursuant to Section 6.2(b):

Pricing Level	Total Consolidated Debt to Total Consolidated Capitalization Ratio	Facility Fee Rate
I	< 10.0%	0.180%
II	> 10.0% < 15.0%	0.200%
III	> 15.0% < 22.5%	0.225%
IV	> 22.5% < 30.0%	0.300%
V	> 30.0%	0.400%

The Facility Fee Rate in effect from the Third Amendment Effective Date through the first Business Day immediately following the date the first Compliance Certificate is delivered to the Administrative Agent pursuant to Section 6.2(b), shall be the Facility Fee Rate set forth in pricing level III.  Any increase or decrease in the Facility Fee Rate resulting from a change in the Total Consolidated Debt to Total Consolidated

Capitalization Ratio, as set forth on a Compliance Certificate delivered pursuant to Section 6.2(b), shall become effective as of the first Business Day immediately following delivery of such Compliance Certificate; provided, however, that if a Compliance Certificate is not delivered when due in accordance with Section 6.2(b), then the level V Facility Fee Rate shall apply as of the first Business Day after the date on which such Compliance Certificate was required to have been delivered until the first Business Day after the date on which such Compliance Certificate is delivered.

“GAAP” means generally accepted accounting principles in the United States of America as in effect from time to time and set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or such other principles as may be approved by a significant segment of the accounting profession in the United States, except that for purposes of Section 7.1, GAAP shall be determined on the basis of such principles in effect on the date hereof; provided, that, for the purpose of determining Consolidated Net Income and Consolidated Net Worth, for any period ending after December 31, 2007 or for any date after December 31, 2007, as applicable, GAAP shall be determined on the basis of such principles in effect on January 1, 2008.

(b)                                 Amendments to Section 1.1 (Defined Terms).  Section 1.1 of the Credit Agreement is hereby further amended by inserting the following new definitions in such Section 1.1 in the appropriate alphabetical order:

“Common Stock Exchange Amount” means $515,100,000, which amount is an amount equal to sixty-five percent (65%) of the aggregate amount of consideration exchanged by the Borrower for Capital Stock of the Borrower owned by Berkshire Hathaway pursuant that certain Exchange Agreement, dated as of March 8, 2008 (as amended and otherwise modified from time to time), between the Borrower, Berkshire Hathaway, and the other parties thereto.

“Impacted Lender” means a Defaulting Lender or a Lender (a) as to which an entity that controls such Lender has become insolvent or become subject to a bankruptcy or other similar proceeding or (b) which has defaulted in fulfilling, and continues to remain in default in fulfilling, its obligations under one or more other credit facilities.

“Lehman Commitment Reduction Amount” means, as of any date, an amount equal to (x) $57,500,000 minus (y) the Revolving Credit Commitment of Lehman Brothers Bank, FSB on such date.

“Risk Participation Cash Collateral” means, with respect to any Letter of Credit, the pledge and deposit with or delivery to the Administrative Agent of, for the benefit of the Issuing Lender, as collateral, cash or deposit account balances in an amount equal to (x) the Revolving Credit Percentage of each Impacted Lender times (y) the amount available to be drawn under such Letter of Credit, pursuant to documentation in form and substance reasonably satisfactory to the Administrative Agent and the Issuing Lender (which documents are hereby consented to by the Lenders).

“Third Amendment Effective Date” means December 12, 2008.

(c)                                  Amendments to Section 2.3 (Swing Line Commitment).  Paragraph (a) of Section 2.3 of the Credit Agreement is hereby amended by restating the proviso contained in such paragraph (a) in its entirety as follows:

provided that (i) all Swing Line Loans shall be made at the sole and absolute discretion of the Swing Line Lender, (ii) the aggregate principal amount of Swing Line Loans outstanding at any time shall not exceed the Swing Line Commitment then in effect (notwithstanding that the Swing Line Loans outstanding at any time, when aggregated with the Swing Line Lender’s other outstanding Revolving Credit Loans hereunder, may exceed the Swing Line Commitment then in effect or such Swing Line Lender’s Revolving Credit Commitment then in effect), and (iii) the Borrower shall not request, and the Swing Line Lender shall not make, any Swing Line Loan if, after giving effect to the making of such Swing Line Loan, the aggregate amount of the Available Revolving Credit Commitments would be less than zero.

(d)                                 Amendments to Section 2.4 (Procedure for Swing Line Borrowing; Refunding of Swing Line Loans).  Paragraph (a) of Section 2.4 of the Credit Agreement is hereby amended by:

(i)                                     restating the third sentence contained in such paragraph (a) in its entirety as follows:

If the Swing Line Lender shall elect to fund a requested Swing Line Loan, not later than 3:00 P.M., New York City time, on the Borrowing Date specified in the borrowing notice in respect of such Swing Line Loan, the Swing Line Lender shall make available to the Administrative Agent at the Administrative Agent’s Office an amount in immediately available funds equal to the amount of such Swing Line Loan.

(ii)                                  inserting the following new sentence immediately following the last sentence contained in such paragraph (a):

Notwithstanding the foregoing, if the Swing Line Lender shall elect not to fund a requested Swing Line Loan for any reason, the Swing Line Lender shall promptly, and in any event not later than 3:00 P.M., New York City time, on the date that the borrowing notice in respect of such Swing Line Loan is received, notify the Borrower and the Administrative Agent of such election.

(e)                                  Amendments to Section 2.11 (Interest Rates and Payment Dates).  Paragraphs (a) and (b) of Section 2.11 of the Credit Agreement are hereby amended by restating such paragraphs (a) and (b) in their entirety as follows:

(a)                                  Subject to the provisions of paragraph (c) below, each Eurodollar Loan shall bear interest on the outstanding principal amount thereof for each day during each Interest Period with respect thereto at a rate per annum equal to the Eurodollar Rate determined for such day plus the Applicable Margin for Eurodollar Loans.

(b)                                 Each Base Rate Loan, including Swing Line Loans, shall bear interest on the outstanding principal amount thereof from the applicable borrowing date at a rate per annum equal to the Base Rate plus the Applicable Margin for Base Rate Loans.

(f)                                    Amendments to Section 2.22(a) (Request for Increase).  Section 2.22(a) of the Credit Agreement is hereby amended by restating such Section 2.22(a) in its entirety as follows:

(a)                                  Request for Increase.  Upon notice to the Administrative Agent (which shall promptly notify the Lenders), the Borrower may from time to time, increase the Total Revolving Credit Commitments by an amount not to exceed (x) $25,000,000, plus (y) the Lehman Commitment Reduction Amount, minus (z) the aggregate amount of all prior increases of the Total Revolving Credit Commitment pursuant to this Section 2.22.  Such increase in the Total Revolving Credit Commitments may be provided by the Lenders or Eligible Assignees designated by the Borrower to become Lenders (pursuant to an instrument of accession in the form of Exhibit I hereto, an “Instrument of Accession”) that are willing to provide such increase; provided that (i) any such increase shall be in a minimum amount of $10,000,000 and (ii) the aggregate amount of the Total Revolving Credit Commitments after giving effect to any such increase shall not at any time exceed $500,000,000.  Nothing contained herein shall constitute, or otherwise be deemed to be, a commitment on the part of any Lender to increase its Revolving Credit Commitment hereunder.

(g)                                 Amendments to Section 3.1 (L/C Commitment).  Paragraph (b) of Section 3.1 of the Credit Agreement is hereby amended by restating such paragraph (b) in its entirety as follows:

(b)                                 No Issuing Lender shall at any time be obligated to issue any Letter of Credit hereunder if (i) such issuance would conflict with, or cause the Issuing Lender or any L/C Participant to exceed any limits imposed by, any applicable Requirement of Law, (ii) such issuance would violate one or more policies of the Issuing Lender applicable to letters of credit generally, (iii) any order, judgment or decree of any Governmental Authority or arbitrator shall by its terms purport to enjoin or restrain the Issuing Lender from issuing such Letter of Credit, or any Law applicable to the Issuing Lender or any request or directive (whether or not having the force of Law) from any Governmental Authority with jurisdiction over the Issuing Lender shall prohibit, or request that the Issuing Lender refrain from, the issuance of letters of credit generally, or such Letter of Credit in particular, or (iv) any Lender is at such time an Impacted Lender, unless such Issuing Lender has entered into arrangements (including, without limitation, arrangements for the provision of Risk Participation Cash Collateral) with the Borrower or such Impacted Lender which are satisfactory to such Issuing Lender to eliminate the Issuing Lender’s risk with respect to such Impacted Lender; provided, that, if the Borrower provides Risk Participation Cash Collateral with respect to a Letter of Credit requested to be issued hereunder, the Issuing Lender shall not be entitled to rely upon the preceding clause (iv) as justification for not issuing such Letter of Credit.  To the extent that the Borrower provides Risk Participation Cash Collateral, the Borrower hereby grants to the Administrative Agent, for the benefit of the Issuing Lender, a security interest in all cash, deposit accounts and all balances therein and all proceeds of the foregoing solely as security for the purposes described under Section 3.3(b) hereof.  Such Risk Participation Cash Collateral shall be maintained in blocked, interest bearing deposit accounts with the Administrative Agent (with interest on such amounts so deposited accruing for the account of the Borrower); provided that (1) in the event that any Lender, on account of whom such Risk Participation Cash Collateral was delivered, shall no longer be an Impacted Lender, the Administrative Agent shall return to the Borrower such portion of Risk Participation Cash Collateral attributable to such Lender together with accrued and unpaid interest thereon, (2) in the event that any Lender, on account of whom such Risk Participation Cash Collateral was delivered, shall have its Revolving Credit Commitment reduced, the Administrative Agent shall return to the Borrower such portion of the Risk Participation Cash Collateral attributable to such Lender in proportion to the amount by which such Lender’s Revolving Credit Commitment is so reduced together with accrued and unpaid interest thereon, and (3) in the event that the applicable Letter of Credit, on account of which such Risk Participation Cash Collateral was delivered, expires or is drawn upon, and such drawing has been reimbursed by the Borrower, the Administrative Agent shall return to the Borrower such portion of the Risk Participation Cash Collateral attributable to such expired Letter of Credit or such reimbursed drawing, as applicable, together with accrued and unpaid interest thereon.

(h)                                 Amendments to Section 3.3 (Drawings and Reimbursements; Funding of Participations).  Paragraph (b) of Section 3.3 of the Credit Agreement is hereby amended by restating such paragraph (b) in its entirety as follows:

(b)                                 Each Lender (including the Lender acting as Issuing Lender) shall upon any notice pursuant to Section 3.3(a) make funds available to the Administrative Agent for the account of the Issuing Lender at the Administrative Agent’s Office in an amount equal to its Revolving Credit Percentage of the Unreimbursed Amount not later than 1:00 P.M., New York City time, on the Business Day specified in such notice by the Administrative Agent, whereupon, subject to the provisions of Section 3.3(a), each Lender that so makes funds available shall be deemed to have made a Base Rate Loan to the Borrower in such amount; provided, however, that if any Impacted Lender shall fail to make such funds available, any Risk Participation Cash Collateral delivered on account of such Impacted Lender for the respective Letter of Credit shall be applied by the Administrative Agent to the reimbursement of the Issuing Lender as required hereunder.  The Administrative Agent shall remit the funds so received and any Risk Participation Cash Collateral so applied to the Issuing Lender.

If at any time after the Issuing Lender has been reimbursed hereunder for any portion of any Letter of Credit with the proceeds of Risk Participation Cash Collateral and the Administrative Agent subsequently receives from the relevant Impacted Lender such Impacted Lender’s L/C Advance (or any portion thereof) in respect of such payment in accordance with this Section 3.3(b), the Administrative Agent shall distribute to the Borrower the proceeds of such L/C Advance (or portion thereof) in the same funds as those received by the Administrative Agent.

(i)                                     Amendments to Section 7.1(a) (Maintenance of Consolidated Net Worth).  Section 7.1(a) of the Credit Agreement is hereby amended by restating such Section in its entirety as follows:

(a)                                  Maintenance of Consolidated Net Worth.  The Borrower shall not permit its Consolidated Net Worth, as of the end of any fiscal quarter, commencing with the first fiscal quarter ending after the Closing Date, to be less than an amount equal to (i) sixty-five percent (65%) of Consolidated Net Worth of the Borrower as at the fiscal quarter ended March 31, 2007 (provided that if OneBeacon Limited is not consolidated on a balance sheet of the Borrower in accordance with GAAP as of the end of any such fiscal quarter after the fiscal quarter ended March 31, 2007, the amount in this clause (i) shall be adjusted to remove sixty-five percent (65%) of the OneBeacon Limited minority interests at March 31, 2007), plus (ii) fifty percent (50%) of positive Consolidated Net Income for each fiscal quarter ending after March 31, 2007, minus (iii) the Common Stock Exchange Amount.

(j)                                     Amendments to Section 7.2 (Limitations on Indebtedness).  Section 7.2 of the Credit Agreement is hereby amended by:

(i)                                     deleting the words “(other than OneBeacon Limited and its Subsidiaries)” contained in the first sentence of paragraph (a) of such Section 7.2;

(ii)                                  restating paragraph (b) of such Section 7.2 in its entirety as follows:

(b)                                 [Reserved.]

Section 2.                                          Consent to Non-Pro Rata Reduction in Commitments.

(a)                                  Initial Commitment Reduction.  The Borrower, each Lender and the Administrative Agent hereby agree that, notwithstanding anything to the contrary contained in Sections 2.7 or 2.14 of the Credit Agreement, on the Third Amendment Effective Date (x) the aggregate Revolving Credit Commitments shall be reduced by an amount equal to $33,289,473.69 (the “Initial Commitment Reduction Amount”), and (y) such Initial Commitment Reduction Amount shall be applied in full, on a non-pro rata basis, to reduce the Revolving Credit Commitment of Lehman Brothers Bank, FSB (“Lehman FSB”) to $24,210,526.31.  As of the Third Amendment Effective Date, Schedule 1 (Commitment Schedule) to the Credit Agreement shall be replaced in its entirety with Schedule 1 attached hereto.

(b)                                 Subsequent Commitment Reductions.  The Borrower, each Lender and the Administrative Agent hereby agree that, notwithstanding anything to the contrary contained in Sections 2.7 or 2.14 of the Credit Agreement, at any time the Revolving Credit Commitment of Lehman FSB exceeds the Revolving Credit Loans of Lehman FSB then outstanding, the Borrower may elect, upon three Business Days’ prior written notice to the Administrative Agent, to (x) reduce the aggregate Revolving Credit Commitments by an amount up to the amount of such excess (such elected reduction amount being hereinafter referred to as a “Subsequent Lehman Reduction Amount”), and (y) apply such Subsequent Lehman Reduction Amount in full, on a non-pro rata basis, to reduce the Revolving Credit Commitment of Lehman FSB; provided that (i) no Default exists or would result therefrom, (ii) Lehman FSB is then a Defaulting Lender and (iii) such reduction would not violate applicable Law (including, without limitation, any stay or moratorium imposed under any Debtor Relief Law or proceeding instituted by the Federal Deposit Insurance Corporation).  The Borrowers and the Lenders hereby agree that the Administrative Agent shall be permitted to update Schedule 1 (Commitment Schedule) to the Credit Agreement (as amended pursuant to paragraph (a) above) from time to time to reflect any reduction in the Revolving Credit Commitments pursuant to this paragraph (b).

Section 3.                                          Conditions Precedent.  This Amendment shall become effective as of the date first written above upon (a) execution hereof by the Borrower, the Guarantors, the Administrative Agent and the Majority Lenders (other than each Defaulting Lender), (b) the Administrative Agent’s receipt, for the account of each Lender (other than each Defaulting Lender) which provides written consent to this Amendment on or prior to 5:00 p.m. (New York City time) on December 12, 2008, a fee in the amount of 15 basis points times the Revolving Credit Commitment of such Lender, which fee shall be deemed fully earned and non-refundable upon receipt thereof, (c) the Administrative Agent’s receipt of evidence (including, without limitation, any notice for the termination of commitments and any payoff letters), reasonably satisfactory to the Administrative Agent, that the Credit Agreement, dated as of November 14, 2006 (as amended), among OneBeacon U.S. Holdings, Inc. (f/k/a Fund American Companies, Inc.), OneBeacon Insurance Group, Ltd., the lenders party thereto, Bank of America, N.A., as administrative agent, swing line lender and the issuing lender, and Lehman Brothers Inc., as syndication agent, has been, or is being, terminated concurrently with the effectiveness of this Amendment, and (c) the Administrative Agent’s receipt, for the account of each Person entitled thereto, of all other fees and expenses that are due and payable on or prior to the effective date hereof.

Section 4.                                          Continued Validity of Loan Documents.  Except for the amendments to the Credit Agreement set forth in Section 1 hereof, this Amendment shall not, by implication or otherwise, limit, impair, constitute a waiver of or otherwise affect any rights or remedies of the Administrative Agent or any Lender under any of the Loan Documents, nor alter, modify, amend or in any way affect any of the rights, remedies, obligations or any covenants of the Borrower or any Guarantor contained in any of the other Loan Documents, all of which are ratified and confirmed in all respects and shall continue in full force and effect.

Section 5.                                          Representations and Warranties.  Each of the Borrower and the Guarantors (each, a “Loan Party”) hereby represents and warrants to the Administrative Agent and the Lenders as follows:

(a)                                  Due Execution and Authorization; Legal, Valid and Binding Obligation.  This Amendment has been duly executed and delivered by such Loan Party.  The execution and delivery and performance by such Loan Party of this Amendment is within such Person’s corporate powers and has been duly authorized by all necessary action on its part.  This Amendment, the Credit Agreement as amended hereby and all other Loan Documents to which such Person is a party constitute the legal, valid and binding obligations of such Person, enforceable against such Person in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar Laws affecting the enforcement of creditors’ rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law).

(b)                                 No Legal Bar.  The execution and delivery by such Loan Party of this Amendment and the performance by such Person of this Amendment and the Credit Agreement as amended hereby, will not violate any Requirement of Law or any Contractual Obligation of such Loan Party or any of its Subsidiaries and will not result in, or require, the creation or imposition of any Lien on any of their respective properties or revenues pursuant to any Requirement of Law or any such Contractual Obligation, except to the extent such violation or Lien could not, in the aggregate, reasonably be expected to have a Material Adverse Effect.

(c)                                  Representations and Warranties in Loan Documents.  All representations and warranties of each Loan Party set forth in the Credit Agreement and in any other Loan Document are true and correct in all material respects on and as of the date hereof to the same extent as though made on and as of such date, except to the extent such representations and warranties specifically relate to an earlier date, in which case such representations and warranties shall have been true and correct in all material respects on and as of such earlier date.

(d)                                 No Default.  No Default or Event of Default has occurred and is continuing.

Section 6.                                          Ratification.  Except as expressly amended or waived hereby, the Credit Agreement, the other Loan Documents and all documents, instruments and agreements related thereto, are hereby ratified and confirmed in all respects and shall continue in full force and effect.  The Credit Agreement, together with this Amendment, shall be read and construed as a single agreement.  All references in the Loan Documents to the Credit Agreement or any other Loan Document shall hereafter refer to the Credit Agreement or any other Loan Document as amended hereby.

Section 7.                                          Counterparts; Integration; Effectiveness.  This Amendment may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract.  Delivery of an executed counterpart of a signature page to this Amendment by telecopier (or electronic mail (in PDF format)) shall be effective as delivery of a manually executed counterpart of this Amendment.

Section 8.                                          Miscellaneous.  This Amendment constitutes the entire agreement of the parties with respect to the subject matter hereof and supersedes any prior understandings or agreements which may have existed with respect thereto.  Except as expressly provided herein, this Amendment shall not, by implication or otherwise, limit, impair, constitute a waiver of or otherwise affect any rights or remedies of the Administrative Agent or any Lender under the Credit Agreement or the other Loan Documents, nor alter, modify, amend or in any way affect any of the obligations or covenants contained in the Credit Agreement or any of the other Loan Documents, all of which are ratified and confirmed in all respects and shall continue in full force and effect.  To the extent there is any inconsistency between the terms and provisions of any Loan Document and the terms and provisions of this Amendment, the terms and provisions of this Amendment shall govern.  The headings used in this Amendment are for convenience of reference only and shall not in any way be deemed to limit, define or describe the scope and intent of this Amendment or any provision hereof.  This Amendment shall be binding upon and inure to the benefit of the Administrative Agent, each of the Lenders and each of the Loan Parties, and to each of their respective successors in title and assigns.  This Amendment may not be modified or amended except in a manner permitted by Section 10.1 of the Credit Agreement.  In making proof of this Amendment, it shall not be necessary to produce or account for more than one such counterpart.

Section 9.                                          Costs and Expenses.  Pursuant to Section 10.5 of the Credit Agreement, all reasonable out-of-pocket costs and expenses incurred or sustained by the Administrative Agent in connection with this Amendment, including all Attorney Costs of the Administrative Agent in producing, reproducing and negotiating this Amendment, will be for the account of the Borrower whether or not this Amendment is consummated.

Section 10.                                   Governing Law.  THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK (EXCLUDING THE LAWS APPLICABLE TO CONFLICTS OR CHOICE OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAW OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY).

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed and delivered as of the date first above written.

Borrower:

WHITE MOUNTAINS INSURANCE GROUP,
LTD.

By:
Name:
Title:

Third Amendment to Credit Agreement

BANK OF AMERICA, N.A., as
Administrative Agent

By:
Name:
Title:

Third Amendment to Credit Agreement

BANK OF AMERICA, N.A., as
a Lender, Issuing Lender and Swing Line Lender

By:
Name:
Title:

Third Amendment to Credit Agreement

BNP PARIBAS, as
a Lender

By:
Name:
Title:

Third Amendment to Credit Agreement

THE BANK OF NEW YORK MELLON, as
a Lender

By:
Name:
Title:

Third Amendment to Credit Agreement

THE BANK OF TOKYO-MITSUBISHI UFJ.
LTD., NEW YORK BRANCH, as a Lender

By:
Name:
Title:

Third Amendment to Credit Agreement

DEUTSCHE BANK AG NEW YORK
BRANCH, as a Lender

By:
Name:
Title:

By:
Name:
Title:

Third Amendment to Credit Agreement

HSBC BANK USA, N.A., as
a Lender

By:
Name:
Title:

Third Amendment to Credit Agreement

JP MORGAN CHASE BANK, N.A., as
a Lender

By:
Name:
Title:

Third Amendment to Credit Agreement

PNC BANK, as
a Lender

By:
Name:
Title:

Third Amendment to Credit Agreement

THE ROYAL BANK OF SCOTLAND,
PLC, as a Lender

By: GREENWICH CAPITAL MARKETS,
INC., as agent for The Royal Bank of
Scotland plc

By:
Name:
Title:

Third Amendment to Credit Agreement

STATE STREET BANK AND TRUST
COMPANY, as a Lender

By:
Name:
Title:

Third Amendment to Credit Agreement

WELLS FARGO BANK, NATIONAL
ASSOCIATION, as a Lender

By:
Name:
Title:

Third Amendment to Credit Agreement

RATIFICATION OF GUARANTY

Each of the undersigned Guarantors hereby (a) acknowledges and consents to the foregoing Amendment and the Borrower’s execution thereof, (b) joins the foregoing Amendment for the sole purpose of consenting to and being bound by the provisions of Sections 5 and 6 thereof and (c) ratifies and confirms all of their respective obligations and liabilities under the Loan Documents to which any of them is a party and ratifies and confirms that such obligations and liabilities extend to and continue in effect with respect to, and continue to guarantee the obligations of the Borrower under the Loan Documents.

LONE TREE INSURANCE GROUP LTD.

By:
Name:
Title:

LONE TREE HOLDINGS LTD.

By:
Name:
Title:

Third Amendment to Credit Agreement

SCHEDULE 1

(Commitment Schedule)

Lender	Revolving Credit Commitment	Revolving Credit Commitment Percentage

Bank of America, N.A.	$57,500,000.00	13.017575216%
1000 W. Temple Street
Mail Code: CA9-705-07-05
Los Angeles, CA 90012-1514

The Bank of New York Mellon	$60,000,000.00	13.583556748%
One Wall Street
New York, NY 10286

Bank of Tokyo — Mitsubishi UFJ. Ltd., NY Branch	$50,000,000.00	11.319630623%
1251 Avenue of the Americas
New York, NY 10020-1104

Deutsche Bank AG, New York Branch	$50,000,000.00	11.319630623%
60 Wall Street
New York, NY 10005

JPMorgan Chase Bank, N.A.	$50,000,000.00	11.319630623%
270 Park Avenue
4th Floor
New York, NY 10017

HSBC Bank USA, N.A.	$35,000,000.00	7.923741436%
452 Fifth Avenue
5th Floor
New York, NY 10018

Royal Bank of Scotland plc	$35,000,000.00	7.923741436%
101 Park Avenue
New York, NY 10178

Lehman Brothers Bank, FSB	$24,210,526.31	5.481084300%
745 7th Avenue
5th Floor
New York, NY 10019

BNP Paribas	$20,000,000.00	4.527852249%
787 7th Avenue
New York, NY 10019

PNC Bank	$20,000,000.00	4.527852249%
249 Fifth Avenue
One PNC Plaza
Pittsburgh, PA 15222

State Street Bank and Trust Company	$20,000,000.00	4.527852249%
225 Franklin Street
Boston, MA 02110

Wells Fargo Bank, N.A.	$20,000,000.00	4.527852249%
90 South 7th Street
Minneapolis, MN 55401

Total:	$441,710,526.31	100.000000000%